UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2008

AVANTAIR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51115	1635240
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4311 General Howard Drive, Clearwater, Florida		33762
(Address of Principal Executive Offices)		(Zip Code)

(727) 539-0071
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 17, 2008, the Registrant issued a press release announcing that it has filed with the Securities and Exchange Commission a post-effective amendment on Form S-3 to the Registrant’s Registration Statement on Form S-1 (No. 333-121028). Upon effectiveness of the amendment, the registration statement will be available for the issuance of shares of common stock upon exercise of the Registrant’s outstanding publicly traded warrants.

The Registrant also announced that it has approved a warrant retirement program. Pursuant to the program, the Registrant will offer the holders of its 13,800,000 publicly traded warrants the opportunity to exercise those warrants on amended terms for a limited time. The Registrant is modifying the 13,800,000 warrants to reduce the per-share exercise price from $5.00 to $3.00. In addition, for each warrant exercised by a holder at the reduced exercise price, the holder will have the option to engage in a cashless exercise by exchanging ten additional warrants for one additional share of common stock. Warrants tendered for cashless exercise may only be tendered in groups of ten and no fractional shares will be issued for odd lots of nine or less.
The full text of the press release issued in conjunction with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Registrant will issue a subsequent press release announcing the commencement date for the warrant retirement program.

The information furnished under this Item, including the exhibit related hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Registrant, except as shall be expressly set forth by specific reference in such document.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release issued by the Registrant dated June 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2008	AVANTAIR, INC.

	By:	/s/ Steven Santo
Steven Santo
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by the Registrant dated June 17, 2008.